Exhibit 25.1

_____________________________________________________________________________

securities and exchange commission

Washington, D.C. 20549

__________________________

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

David W. Doucette

U.S. Bank National Association

One Federal Street, 10th Floor

Boston, MA 02110

(617) 603-6534

(Name, address and telephone number of agent for service)

Bridgewater Bancshares, Inc.

(Issuer with respect to the Securities)

Minnesota	26-0113412
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4450 Excelsior Boulevard, Suite 100 St. Louis Park, Minnesota	55416
(Address of Principal Executive Offices)	(Zip Code)

3.250% Fixed-to-Floating Rate Subordinated Notes due 2031

(Title of the Indenture Securities)

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)Whether it is authorized to exercise corporate trust powers.

Yes

Item 2. AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.A copy of the existing bylaws of the Trustee.**

5.A copy of each Indenture referred to in Item 4. Not applicable.

6.The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.Report of Condition of the Trustee as of June 30, 2021 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to 305(b)(2), Registration Number 333-229783 filed on June 21, 2021.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Commonwealth of Massachusetts on the 10th of September, 2021.

By:/s/ David W. Doucette________David W. Doucette

Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, July 23, 2021, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia

Acting Comptroller of the Currency

2021-00903-C

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, Michael J. Hsu, Acting Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, July 23, 2021, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Acting Comptroller of the Currency

2021-00903-C

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: September 10, 2021

By:/s/ David W. Doucette_________David W. Doucette

Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2021

($000’s)

6/30/2021

Assets

Cash and Balances Due From $ 44,435,957

Depository Institutions

Securities158,894,854

Federal Funds2,376

Loans & Lease Financing Receivables 296,741,901

Fixed Assets 6,294,698

Intangible Assets13,278,545

Other Assets 28,204,350

Total Assets $547,852,681

Liabilities

Deposits$442,902,823

Fed Funds1,412,092

Treasury Demand Notes0

Trading Liabilities 1,119,485

Other Borrowed Money31,883,676

Acceptances0

Subordinated Notes and Debentures3,600,000

Other Liabilities14,222,155

Total Liabilities$495,140,231

Equity

Common and Preferred Stock18,200

Surplus 14,266,915

Undivided Profits37,622,248

Minority Interest in Subsidiaries805,087

Total Equity Capital$52,712,450

Total Liabilities and Equity Capital$547,852,681